Exhibit (l)(1)

Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 United States of America T: +1 212 506 2500 F: +1 212 262 1910 mayerbrown.com
July 30, 2024
ALTI Private Equity Access and Commitments Fund 175 Varick Street New York, NY 10014

Re: ALTI Private Equity Access and Commitments Fund – Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to ALTI Private Equity Access and Commitments Fund, a Delaware statutory trust (the “Fund”), in connection with the preparation and filing of a Registration Statement on Form N-2 (File Nos. 333-235545; 811-23501) as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 17, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as subsequently amended on or about the date hereof (the “Registration Statement”), relating to the proposed issuance by the Fund of shares of beneficial interest, no par value, designated as Class A Shares, Class D Shares, and Class I Shares (collectively, the “Shares”). This opinion letter is being furnished to the Fund in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act, and no opinion is expressed herein as to any matter other than as to the legality of the Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents (collectively, the “Documents”):

(i)	the Registration Statement;

(ii)	the Certificate of Trust of the Fund;

(iii)	the Bylaws of the Fund;

(iv)	a certificate of good standing with respect to the Fund issued by the Secretary of State of the State of Delaware as of a recent date; and

(v)	resolutions of the Board of Trustees of the Fund (the “Board of Trustees”) relating to, among other things, the authorization and issuance of the Shares.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Fund.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Fund).

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when the Shares are (i) issued and delivered against receipt by the Fund of payment therefor at a price per Share not less than the par value per Share as contemplated by the Registration Statement and the prospectus contained therein, and (ii) if applicable, countersigned by the transfer agent, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. We are opining herein as to the Statutory Trust Act of the State of Delaware and judicial interpretations as in effect on the date hereof, and we express no opinion with respect to any other laws, statutes, rules or regulations. This opinion is based upon currently existing laws, statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

It is understood that this opinion is to be used only in connection with the offer and sale of Shares while the Registration Statement is in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Mayer Brown LLP